Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of ZW Data Action Technologies Inc. (“the Company”) on Form S-8 (File No. 333-178269) filed with the Securities and Exchange Commission (“SEC”) on December 1, 2011, Form S-8 (File No. 333-206979) filed with the SEC on September 16, 2015, Form S-8 (File No. 333-252776) filed with the SEC on February 5, 2021, Form S-3 (File No. 333-228061), as amended, initially filed with the SEC on October 30, 2018 and Form S-3 (File No. 333-254339), as amended, initially filed with the SEC on March 16, 2021, of our report dated April 17, 2023, with respect to our audits of the consolidated financial statements of the Company as at December 31, 2022 and 2021 and for each of the two fiscal years in the period ended December 31, 2022, which report is included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

April 17, 2023